UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Vista Outdoor Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Vista Outdoor Inc.
1 Vista Way
Anoka, MN 55303
(763) 433-1000

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 4, 2020

The following supplemental information is being provided to the stockholders of Vista Outdoor Inc. (the “Company”) for the purpose of correcting the descriptions of the required vote for the proposal to approve the Company’s 2020 Stock Incentive Plan (Proposal 4), and the effect of abstentions on Proposal 4, as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 19, 2020 (the “Proxy Statement”). There are no other modifications or supplements to the Proxy Statement.
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal 4 or any other proposal. If you would like to change or revoke your prior vote on Proposal 4 or any other proposal, please refer to the Proxy Statement for instructions on how to do so.
The New York Stock Exchange (the “NYSE”) requires that Proposal 4 be approved by at least a majority of votes cast on such proposal. Under applicable NYSE guidance, an abstention will be treated as a vote cast for NYSE purposes. Accordingly, abstentions will have the same effect as a vote “against” Proposal 4.
Accordingly, the following sections of the Proxy Statement are amended as follows to reflect that an abstention from Proposal 4 will be counted as a vote cast and will, therefore, have the same effect as a vote against Proposal 4. As described in the Proxy Statement, abstentions will have no effect on the outcome of Proposals 1, 2 or 3.

What vote is required to approve the proposals? (page 8 of Proxy Statement)

Proposal 1	Proposal 2	Proposal 3	Proposal 4
The six director nominees, Tig H. Krekel, Gary L. McArthur, Mark A. Gottfredson, Christopher T. Metz, Michael D. Robinson, Frances P. Philip and Lynn M. Utter, will each be elected as a director of Vista Outdoor if the votes cast in favor of such nominee's election exceed the votes cast against, or withheld with respect to, such nominee. Cumulative voting for the election of directors is not permitted.

The fiscal year 2020 compensation of our named executive officers, as disclosed in this proxy statement, will be approved on a non-binding, advisory basis if a majority of the votes present or represented by proxy and voting thereon at the Annual Meeting (excluding abstentions) are voted in favor of the proposal.

The ratification of the Audit Committee's selection of Deloitte & Touche LLP as our independent auditors for fiscal year ending March 31, 2021, will be approved if a majority of the votes present or represented by proxy and voting thereon at the Annual Meeting (excluding abstentions) are voted in favor of the proposal.

The approval of the 2020 Stock Incentive Plan to replace our Amended and Restated 2014 Stock Incentive Plan and increase the number of shares available for equity awards by 1,600,000 shares, will be approved if a majority of the votes present or represented by proxy and voting thereon at the Annual Meeting (including abstentions) are voted in favor of the proposal.

What happens if I abstain from voting? (page 8 of Proxy Statement)
If you submit a proxy and explicitly abstain from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum.
With respect to the election of directors (Proposal 1), the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, as described in this proxy statement (Proposal 2), and the proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2021 (Proposal 3), abstentions will not be counted as votes cast and, therefore, they will have no effect on the outcome of these proposals. With respect to the approval of the 2020 Stock Incentive Plan (Proposal 4), abstentions will be counted as votes cast and, therefore, they will have the same effect as a vote against this proposal.
PROPOSAL 4 (page 75 of the Proxy Statement)
Approval of the 2020 Stock Incentive Plan
The affirmative vote of a majority of the shares present or represented by proxy and voting thereon at the Annual Meeting (including abstentions) are required to approve the 2020 Stock Incentive Plan, as amended and restated.